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                          CERTIFICATE OF INCORPORATION
                                       OF
                      PARADISE MUSIC & ENTERTAINMENT, INC.

                            (A Delaware corporation)

          FIRST:  The name of the Corporation is:
                    Paradise Music & Entertainment, Inc.

          SECOND: The address of the registered office of the Corporation in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, City of Dover, County of Kent. The name of its registered agent at such address is United Corporate Services, Inc.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:   The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 25,000,000 shares divided into two classes of which 5,000,000 shares of par value $.01 per share shall be designated Preferred Stock and 20,000,000 shares of par value $.01 per share shall be designated Common Stock.

          (a) The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for, from time to time, in one or more series of any number, the issuance of shares of Preferred Stock, and, by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish the number of shares to be included in each such series and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of each of the following:

               1. The number of shares constituting that series and the distinctive designation of that series;

               2. The dividend rate on the shares of the series, whether dividends shall be cumulative and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

               3. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;



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               4.   Whether that series shall have conversion or exchange
privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

               5. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all such shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               6. Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series and, if so, the terms and amounts of such sinking fund;

               7. The right of the shares of the series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding stock of the Corporation;

               8. The right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to or in another relation to the comparable rights of any other class or classes or series of stock; and

               9. Any other relative, participating optional or other special, rights, qualifications, limitations or restrictions of that series.

          (b) Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of any other series of Preferred Stock or of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, all subject to the conditions and restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.



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          (c)  Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors out of any funds legally available therefor.

          (d) Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, in the event of any liquidation, dissolution of winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled, after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any series of Preferred Stock, to share, to the exclusion of the holders of Preferred Stock of any and all series, in all remaining assets of the Corporation available for distribution to its stockholders ratably according to the number of shares of Common Stock held by them.

          (e) Except as otherwise provided by statute or by any express provision of this Certificate or as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, all rights to vote and all voting power shall be exclusively vested in the Common Stock and the holders thereof shall be entitled to one vote for each share of Common Stock for the election of directors and upon all other matters.

          (f) The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

          FIFTH: The name and mailing address of the sole incorporator is as follows:

            NAME                   MAILING ADDRESS

     H. Leigh Feldman         30 Rockefeller Plaza, 29th Floor
                              New York, New York  10112


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          SIXTH:    (a)  The number of directors of the Corporation which shall constitute the whole Board of Directors of the Corporation shall be such as from time to time may be fixed by or in the manner provided in the By-laws, but in no case shall the number of directors be less than one. Except as may otherwise be required by law, vacancies in the Board of Directors of the Corporation and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

          (b) All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law. In furtherance of the powers conferred by statute and by law, the Board of Directors shall have the power to adopt, alter, amend or repeal the By-laws of the Corporation, without any action on the part of the Corporation's stockholders.

          SEVENTH: (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit; it being the intention of the foregoing provision to eliminate the liability of the Corporation's directors to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time.

          (b) Any repeal or modification of the foregoing subparagraph (a) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          (c) If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this paragraph SEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not now personally liable, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

          (d) Each director, officer, employee and agent, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership,


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joint venture, trust or other enterprise, and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent permitted by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. The provisions of this subparagraph (d) shall apply to any member of any committee appointed by the Board of Directors as fully as though such person shall have been an officer or director of the Corporation.

          (e) The provisions of this paragraph SEVENTH shall be in addition to and not in limitation of any other rights, indemnities, or limitations of liability to which any director or officer may be entitled, as a matter of law or under the By-laws of the Corporation or any agreement, vote of stockholders or otherwise.

          EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.


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          TENTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon officers, Directors and stockholders herein are granted subject to this reservation.

          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of July, 1996.



                              ---------------------------------------
                              H. Leigh Feldman

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